 EX1A-3 EX1A-3 SPEC CERT specimencert.htm SPECIMEN STOCK CERTIFICATE OP Certificate No. OP-0001 Shares: __________ OBSIDIAN PRIME INC. Incorporated under the laws of the State of California SPECIMEN COMMON STOCK CERTIFICATE Common Stock, no par value per share THIS CERTIFIES THAT ______________________________________________ (Name of Registered Holder) is the registered holder of fully paid and non-assessable shares of Common Stock of Obsidian Prime Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. The rights, preferences, privileges, and restrictions of the shares are subject to the Articles of Incorporation, Bylaws, and applicable law. SPECIMEN CERTIFICATE FOR EXHIBIT PURPOSES ONLY - NOT VALID UNLESS COMPLETED, ISSUED, AND COUNTERSIGNED. CORPORATE SEAL 2024 _________________________________ _________________________________ Cynthia Stephens Cynthia Stephens Chief Executive Officer / President Secretary Countersigned and Registered by Transfer Agent / Registrar _________________________________ Colonial Stock Transfer Company, Inc., Transfer Agent Authorized Common Stock: 500,000,000 shares. This specimen reflects the offering of Common Stock described in the Company's Regulation A Offering Circular.